UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.    )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

CSI Compressco LP

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

CSI COMPRESSCO LP

1735 Hughes Landing Boulevard, Suite 200

The Woodlands, Texas 77380

NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

February 7, 2023

To our common unitholders:

The purpose of this notice of action by written consent and information statement is to advise the common unitholders (our “unitholders”) of CSI Compressco LP (the “Partnership”) of the approval, by written consent, of the CSI Compressco LP Third Amended and Restated 2011 Long Term Incentive Plan (the “Amended LTIP”), which among other things, provides for 10,575,140 common units to be reserved and available for delivery with respect to awards under the Amended LTIP.

We are not asking you to approve the Amended LTIP. The Amended LTIP was unanimously approved by the board of directors of CSI Compressco GP LLC, our general partner (the “General Partner”), on December 19, 2022. Although approval by unitholders of the Amended LTIP is also required by rules of the Nasdaq Global Market (“Nasdaq”), we are not soliciting your vote because on December 15, 2022, CSI Compressco GP LLC, CSI Compressco Investment LLC, Spartan Energy Partners LP, Athilon Capital Corp. LLC, Merced Partners V, L.P., Orvieto Fund LP and Hill City Capital Master Fund LP (the “Consenting Majority Unitholders”), which collectively held a majority of our outstanding common units as of that date, also approved the Amended LTIP by written consent in lieu of a special meeting of unitholders, to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. This action by written consent is sufficient to adopt the Amended LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the Amended LTIP and your approval is neither required nor requested.

Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholders as described above, under applicable securities regulations, the Amended LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the Amended LTIP can become effective is February 27, 2023. A copy of the Amended LTIP is attached to the accompanying information statement as Annex A. Under the rules of the Securities and Exchange Commission (the “SEC”) and Delaware law, we are required to furnish you with certain information concerning the Amended LTIP and this action by the Consenting Majority Unitholders. This notice and the accompanying information statement shall constitute notice to you as required by the rules of the SEC, our Third Amended and Restated Agreement of Limited Partnership, as amended, and Delaware law.

If you have any questions, please contact our Corporate Secretary at (281) 364-2279.

Sincerely,

/s/ John E. Jackson
John E. Jackson, Chief Executive Officer
CSI Compressco GP LLC

CSI COMPRESSCO LP

1735 Hughes Landing Boulevard, Suite 200

The Woodlands, Texas 77380

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

February 7, 2023

To our common unitholders:

This information statement is being furnished to the common unitholders (our “unitholders”) of CSI Compressco LP (the “Partnership”) of record as of December 15, 2022 to provide information about the CSI Compressco LP Third Amended and Restated 2011 Long Term Incentive Plan (the “Amended LTIP”), which among other things, provides for 10,575,140 common units to be reserved and available for delivery with respect to awards under the Amended LTIP.

We are not asking you to approve the Amended LTIP. The Amended LTIP was unanimously approved by the board of directors of CSI Compressco GP LLC, our general partner (the “General Partner”), on December 19, 2022. Although approval by unitholders of the Amended LTIP is also required by rules of the Nasdaq Global Market (“Nasdaq”), we are not soliciting your vote because on December 15, 2022, CSI Compressco GP LLC, CSI Compressco Investment LLC, Spartan Energy Partners LP, Athilon Capital Corp. LLC, Merced Partners V, L.P., Orvieto Fund LP and Hill City Capital Master Fund LP (the “Consenting Majority Unitholders”), which collectively held a majority of our outstanding common units as of that date, also approved the Amended LTIP by written consent in lieu of a special meeting of unitholders, to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. This action by written consent is sufficient to adopt the Amended LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the Amended LTIP and your approval is neither required nor requested.

Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholders as described above, under applicable securities regulations, the Amended LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the Amended LTIP can become effective is February 27, 2023. A copy of the Amended LTIP is attached to this information statement as Annex A. Please read this information statement carefully and in its entirety as it contains important information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Amended LTIP, passed upon the merits or fairness of the Amended LTIP or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

If you have any questions, please contact our Corporate Secretary at (281) 364-2279.

Sincerely,

/s/ John E. Jackson
John E. Jackson, Chief Executive Officer
CSI Compressco GP LLC

i

ACTION BY THE BOARD OF DIRECTORS OF THE GENERAL PARTNER

AND CONSENTING MAJORITY UNITHOLDERS

As used in this information statement unless the context otherwise requires: “we,” “our,” “us” and the “Partnership” refer to CSI Compressco LP and, where the context requires, our subsidiaries.

On December 19, 2022, the board of directors (the “Board”) of CSI Compressco GP LLC (our “General Partner”), the general partner of CSI Compressco LP, unanimously approved by written consent the adoption of the CSI Compressco LP Third Amended and Restated 2011 Long Term Incentive Plan (the “Amended LTIP”), which among other things, provides for 10,575,140 common units to be reserved and available for delivery with respect to awards under the Amended LTIP, subject to the requisite unitholder approval as required by the rules of the Nasdaq Global Market (“Nasdaq”). Under Delaware law and under our Third Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), any action that may be taken at a meeting of common unitholders may be taken without a meeting, without prior notice and without a vote, if approval in writing setting forth the action so taken is signed by the holders of outstanding limited partnership units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all common units entitled to vote thereon were present and voted. On December 15, 2022, the adoption of the Amended LTIP was approved by written consent of CSI Compressco GP LLC, CSI Compressco Investment LLC, Spartan Energy Partners LP, Athilon Capital Corp. LLC, Merced Partners V, L.P., Orvieto Fund LP and Hill City Capital Master Fund LP (the “Consenting Majority Unitholders”), which collectively held approximately 58.99% of our outstanding common units as of that date, to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. Consequently, no meeting of our common unitholders will be held to approve the Amended LTIP.

DISSENTER’S RIGHT OF APPRAISAL

Under Delaware law, unitholders are not entitled to dissenter’s rights of appraisal with respect to the above action.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of December 15, 2022, there were a total of 141,237,462 common units issued and outstanding. Each common unitholder is entitled to one vote for each common unit held by such holder. As of December 15, 2022, the Consenting Majority Unitholders were the record owners of an aggregate 83,319,814 common units, representing a majority of the issued and outstanding common units of CSI Compressco LP. The Consenting Majority Unitholders, as the holders of a majority of our outstanding common units, have approved the Amended LTIP as described above.

Preemptive Rights. Pursuant to our Partnership Agreement, no person, other than our General Partner, has any preemptive, preferential or other similar rights with respect to the issuance of our Partnership Interests, including our common units. Our General Partner has the right, which it may assign to any of its affiliates, to purchase Partnership Interests from us whenever, and on the same terms that, we issue Partnership Interest to persons other than our General Partner and its affiliates, to the extent necessary for the General Partner and its affiliates to maintain their percentage ownership equal to any or all of the percentage ownership that existed immediately prior to the issuance of such Partnership Interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED UNITHOLDER MATTERS

The following table sets forth the beneficial ownership of our units held by each person who beneficially owned 5% or more of our outstanding common units as of January 31, 2023 and:

•	our directors;

•	our Named Executive Officers; and

•	our directors and executive officers as a group.

The amounts and percentages of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.

Name and Business Address of Beneficial Owner	Common Units Beneficially Owned		Percentage of Class(1)
Spartan Energy Partners LP 1735 Hughes Landing, Boulevard, Suite 200 The Woodlands, Texas 77380	63,824,877	(2)	45.2%

Merced Capital, L.P. 601 Carlson Parkway, Suite 200 Minnetonka, MN 55305	7,736,528	(3)	5.5%

Hill City Capital Master Fund LP 89 Nexus Way Camara Bay, Grand Cayman KY1-9009	7,459,259	(4)	5.3%

John E. Jackson	871,211		*
Jonathan W. Byers	769,607		*
Denise Essenberg	74,640		*
Ted Gardner	1,250,751		*
James R. Larson	204,387		*
Stephen R. Gill	244,640		*
Robert W. Price	592,944		*
Michael J. Tucker	4,299,150	(5)	3%
Director and executive officers as a group (13 persons)	8,744,443		6.2%

*	Less than 1%.
(1)	Reflects common units beneficially owned as a percentage of common units outstanding.
(2)

The common units beneficially owned by Spartan Energy Partners LP are directly held of record by our general partner, CSI Compressco GP LLC, and CSI Compressco Investment LLC, each a wholly owned subsidiary of Spartan Energy Holdco LLC. Each of our general partner and CSI Compressco Investment,

L.L.C. has sole voting and investment power over the common units held by them. As a result, Spartan Energy Holdco LLC has indirect, sole voting and investment power over the common units held by our general partner and CSI Compressco Investment LLC.
(3)

Based on Schedules 13G/A filed January 23, 2023, the common units beneficially owned by Merced Capital, L.P. are held for the account of Merced Partners Limited Partnership, Merced Partners V, L.P. and Athilon Capital Corp. LLC. Merced Capital, L.P. is the general partner of Merced Partners Limited Partnership, Merced Partners V, L.P. and Athilon Capital Corp. LLC. Merced Capital, L.P. is managed by Series E of Merced Capital Partners, LLC, a series of a Delaware limited liability company. David A. Ericson, Vincent C. Vertin and Stuart B. Brown have voting control over the interests in Series E of Merced Capital Partners, LLC and may be deemed to have voting and investment control over the subject common units.

(4)

The common units beneficially owned by Hill City Capital Master Fund LP are directly held of record by Hill City Capital Master Fund LP. Hill City Capital Master Fund LP is managed by Hill City Capital LP. Herbert Frazier is the Managing Member of Hill City Capital LP and may be considered to have voting and investment control over the subject common units.

(5)

The common units beneficially owned by Michael J. Tucker are directly held by Orvieto Fund LP, a Delaware limited partnership. Orvieto Fund LP is managed by Orvieto Partners, LP, a Delaware limited partnership. As Managing Partner of Orvieto Partners, L.P., Mr. Tucker has voting and investment control of Orvieto Partners, LP, and may be deemed to have voting and investment control over the common units.

EXECUTIVE AND DIRECTOR COMPENSATION

Background

In connection with this information statement, SEC rules require us to provide executive compensation information for our most recently completed fiscal year (2022) similar to the information we provide annually in our Annual Report on Form 10-K. References to the “LTIP” below shall now refer to the Amended Plan.

Compensation of Named Executive Officers

Introductory Note

Beginning in February 2021, we reimbursed our general partner under the terms of our partnership agreement for any expenses and expenditures incurred or payments made on our behalf, including operating expenses related to our operations and for the provision of various general and administrative services for our benefit.

Pursuant to the Management Services Agreement dated November 10, 2021, the general partner, Spartan Operating and Spartan GP will provide certain services reasonably necessary for the operation of the businesses of the Partnership and its subsidiaries, Spartan, Spartan GP and Spartan Treating, including certain corporate and general and administrative services. The general partner and Spartan GP will allocate any costs and expenses incurred on a reasonable basis, and the parties will reimburse such other parties for costs and expenses allocated to them.

Summary Compensation

The following table sets forth the aggregate compensation earned by (i) each individual serving as our President or Chief Executive Officer (our “Principal Executive Officer”), and (ii) each of our two other most highly compensated executive officers (each a “Named Executive Officer” or “NEO” and collectively, the “NEOs”) for the fiscal years ended December 31, 2021, and December 31, 2022.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus	Unit Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total (6)
		($)	($)	($)	($)	($)	($)
John E. Jackson	2022	$516,202	$—	$—	$600,000	$19,623	$1,135,825
Chief Executive Officer, Director	2021	$439,167	$—	$900,000	$489,167	$10,700	$1,839,034

Jonathan W. Byers	2022	$412,962	$—	$—	$300,000	$16,373	$729,335
Chief Financial Officer, Director	2021	$355,833	$—	$900,000	$234,167	$10,700	$1,500,700

Robert W. Price	2022	$412,962	$—	$—	$300,000	$19,623	$732,585
Chief Operations Officer, Director	2021	$355,833	$—	$900,000	$234,167	$10,700	$1,500,700

(1)

Compensation for Messrs. Jackson, Byers and Price for fiscal year ended December 31, 2021, reflects compensation from the date of the GP Sale to fiscal year end (i.e., January 29, 2021, to December 31, 2021).

(2)

The amounts included in the “Unit Awards” column reflect the aggregate grant date fair value of phantom unit awards granted during the fiscal year ended December 31, 2021, as applicable, in accordance with FASB ASC Topic 718. The phantom unit awards were granted under the LTIP on February 19, 2021, relate to our common units, and were valued at $1.96 per common unit in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements for the year ended December 31, 2021, for a discussion of other assumptions used in determining the grant date value of these awards. We did not grant equity-based awards during the 2022 year to our NEOs.

(3)

Amounts shown in the “Non-Equity Incentive Compensation Plan” column are the earned portions of awards granted under CSI Compressco’s Cash Incentive Compensation Plan (the “CICP”) for the annual performance period ending December 31, 2021, and the accrued portion of awards to be granted for the annual performance period ending December 31, 2022. Such awards are payable, to the extent earned, based on financial and operational performance measures. Amounts earned as of December 31, 2022, are expected to be paid by April 2023.

(4)

The amounts reflected represent (i) matching contributions under the Spartan 401(k) Retirement Plan from January 1, 2021, thru December 31, 2021, and the CSI Compressco 401(k) Retirement Plan from January 1, 2022, thru December 31, 2022, and (ii) the value of distribution equivalent rights settled in connection with the vesting of phantom unit awards that relate to CSI Compressco’s common units which was $6,123.04 for Mr. Jackson, Mr. Byers, and Mr. Price in fiscal year ended December 31, 2022.

(5)

As noted above, the formula that determines the compensation costs allocated to us pursuant to the Management Services Agreement does not divide the costs between specific compensation elements, therefore out of an abundance of caution we have chosen to report the total compensation provided to each of the applicable Named Executive Officers for fiscal years 2021 and 2022 within this column. However, pursuant to the Management Services Agreement, we only reimbursed Spartan for the following amounts in fiscal year 2021 for compensation paid to the NEOs: Mr. Jackson, $0.4 million; Mr. Byers, $0.4 million; and Mr. Price, $0.4 million.

Salary and Bonus Compensation

None of the NEOs are a party to an employment agreement or other individual service agreement. Base salary amounts were determined by the Board of Directors. As noted above, each NEO participated in the CICP during the 2022 year. The CICP budget pool for the 2022 awards under the CICP is based on EBITDA and pays out in accordance with the following table:

	Threshold		Target		Maximum
EBITDA	$105	M	$113	M	$121	M
Payout %	30%		100%		150%

Individual bonus payouts may be increased or decreased by 0-200% of the CICP target based on individual performance at the discretion of the Board of Directors. The 2022 CICP target for John Jackson was 120% and 75% for Jonathan Byers and Robert Price, respectively.

Retirement, Health and Welfare Benefits

Our employees are eligible to participate in a variety of health and welfare and retirement programs sponsored by the Partnership. The NEOs are generally eligible for the same benefit programs on the same basis as the remainder of our employees. Our health and welfare programs are intended to protect employees against catastrophic loss and to encourage a healthy lifestyle. These health and welfare programs include medical, wellness, pharmacy, dental, life insurance, short-term and long-term disability insurance, and insurance against accidental death and disability.

401(k) Plan

The NEOs became eligible to participate in the CSI Compressco 401(k) Retirement plan (the “CSI Compressco 401(k) Plan”) effective January 1, 2022. The CSI Compressco 401(k) Plan is intended to supplement a participant’s personal savings and social security. Under this plan, the NEOs may contribute on a pre-tax basis up to 70% of their compensation, subject to an annual maximum established under the Internal Revenue Code (the “Code”). The Partnership makes a matching contribution under these plans equal to 50% of the first 8% of the NEOs annual compensation that is contributed to the plan. Such matching contribution was suspended in April 2020 and reinstated in December 2021. All employees (other than nonresident aliens) who have reached the age of eighteen are eligible to participate in the CSI Compressco 401(k) Plan beginning on the first day of the month following their completion of thirty (30) days of service with us.

The NEOs were eligible to participate in Spartan’s 401(k) retirement plan (the “Spartan Plan”) through December 31, 2021. Effective January 1, 2022, the Spartan Plan was eliminated and the NEOs transitioned to the CSI Compressco 401(k) Retirement Plan, as detailed above. Under the Spartan Plan, the NEOs were eligible to contribute to the plan on a pre-tax basis subject to an annual maximum established under the Code. Spartan made a matching contribution of 100% on the first 3% of an NEOs annual compensation that was contributed to the Spartan Plan. All employees (other than non-resident aliens) who reached the age of twenty-one (21) were eligible to participate.

Perquisites

Perquisites (“perks”) are not a material component of our compensation. In general, NEOs do not receive reimbursements for meals, airline and travel costs other than those costs allowed for all employees, or for tickets to sporting events or entertainment events, unless such tickets are used for business purposes. During 2022, no NEO received an allowance from us for any of the above or a reimbursement for any expense incurred for non-business purposes.

Outstanding Equity Awards at Fiscal Year End

The Partnership continued to maintain our LTIP following the GP Sale, and each of Messrs. Jackson, Byers and Price were eligible to receive a grant of phantom unit awards during fiscal year 2021. Each phantom unit award granted on February 19, 2021, was granted in tandem with distribution equivalent rights (“DERs”) that entitle the award holder to receive an additional number of units equal in value to any distributions we pay during the period the award is outstanding times the number of units subject to the award. The awards are intended to cover equity-based incentive awards for these NEOs for a period of three years and no new equity-based awards are currently planned for Messrs. Jackson, Byers and Price until 2024.

The following table discloses the number and value of unvested phantom unit awards granted under the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan as of December 31, 2022.

Outstanding Equity Awards at Fiscal Year End Table

	Unit Awards
Name	Number of Units that Have Not Vested(1)	Market Value of Units that Have Not Vested(2)
	(#)	($)
John E. Jackson	306,123	$407,144
Jonathan W. Byers	306,123	$407,144
Robert W. Price	306,123	$407,144

(1)	One-third of the unvested phantom unit awards granted on February 19, 2021, vested on February 19, 2022, and one-third will vest on each of February 19, 2023, and February 19, 2024.
(2)

All outstanding unit awards relate to our common units. Market value is determined by multiplying the number of units that have not vested by $1.33, the closing price of our common units on December 30, 2022.

Potential Payments upon a Change of Control or Termination

We do not have a severance plan for, or any agreement with, any NEO that would require us to make any termination payments.

Under the LTIP, our general partner’s Board of Directors, in its sole discretion, may accelerate the vesting of restricted units, phantom units, and performance phantom units held by our Named Executive Officers upon termination of their employment. Solely for purposes of these disclosures, we have assumed that all outstanding unit awards would be accelerated if the Named Executive Officer’s employment was terminated without cause in connection with a change of control, or upon the death, disability, or retirement of such officer, although such an acceleration is not a guaranteed benefit. The amounts that each NEO that was providing services to us as of December 31, 2022, could receive in connection with the potential acceleration of their outstanding equity awards is $407,144.

Director Compensation

Each director who is not an employee of our general partner or any of its subsidiaries, receives non-cash compensation of $60,000 per year for attending regularly scheduled board meetings. The non-cash compensation is paid for the upcoming service year in the form of phantom unit awards that have an intended grant date value of $60,000, prorated for any newly-elected director to such director’s date of election and that vest over the service year as set forth below. All such awards of phantom units are granted under our LTIP. Each phantom unit award granted to the directors on February 7, 2022, was granted in tandem with distribution equivalent rights

(“DERs”) that entitle the award holder to receive an additional number of units equal in value to any distributions we pay during the period the award is outstanding times the number of units subject to the award. Directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors. In addition, each non-employee director is paid an annual cash retainer of $60,000 per year, paid in quarterly cash installments. Directors who are appointed as chairmen of the Audit Committee receive an additional cash retainer of $10,000 per ear paid in quarterly installments.

Directors who are also our officers or employees, or officers or employees of our general partner or any of its subsidiaries, did not receive any compensation for duties performed as our directors. Consequently, none of Mr. Jackson (our current Chief Executive Officer), Mr. Byers (our current Chief Financial Officer) or Mr. Price (our current Chief Operating Officer) was compensated for their respective service to us as a director during 2022.

The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as applicable, to each of our non-employee directors during the fiscal year ended December 31, 2022.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Unit Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Denise Essenberg	$60,000	$60,000	$1,225	$120,000
Ted Gardner	$60,000	$60,000	$1,225	$120,000
Stephen Gill	$60,000	$60,000	$1,225	$120,000
James R. Larson(4)	$70,000	$60,000	$1,225	$130,000
Michael Tucker	$15,000	$—	$—	$15,000

(1)	The amounts in this column reflect the annual cash retainer payments earned for service as a non-employee director during 2022.
(2)

The amounts included in the “Stock Awards” column reflect the aggregate grant date fair value of awards granted on February 7, 2022 (which will vest on February 7, 2023), in accordance with FASB ASC Topic 718. Phantom unit awards granted under the LTIP on February 7, 2022, relate to our common units and were valued at $1.39 per common unit in accordance with FASB ASC Topic 718. As of December 31, 2022, each of Messrs. Essenberg, Gardner, Gill, and Larson held 43,165 outstanding phantom units.

(3)	The amounts reflected represent the value of distribution equivalent rights settled in connection with the vesting of unit awards that relate to CSI Compressco’s common units.
(4)	In 2022 Mr. Larson received an additional $10,000 cash retainer for his service as the Board of Directors Audit Committee Chairman.

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2021 and 2022 calendar years. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1) (2)	Value of Initial Fixed $100 Investment Based On TSR(3)	Net Income(4)
2022	$1,135,825	$1,213,866	$730,960	$809,021	$132	($23,798.67)
2021	$1,839,034	$1,485,463	$1,500,700	$1,147,129	$115	($50,272)

(1)	The PEO and the non-PEO NEOs for each year are as follows:

a.	2022: John Jackson, PEO; Jonathan Byers and Robert Price, NEOs.

b.

2021: Brady Murphy was the PEO for one month in 2021. No compensation has been reported for Mr. Murphy because none of his compensation was specifically allocated to us or payable by us under our previous Omnibus Agreement during 2021, and he did not receive a phantom unit award during the 2021 year. Mr. Murphy resigned as both an officer and director of CSI Compressco effective January 29, 2021, and the 2021 Summary Compensation Table reflected $0 for Mr. Murphy. John Jackson was the PEO for the remainder of 2021 and the table above reflects the compensation that was reported for him in 2021 within the Summary Compensation Table; Jonathan Byers and Robert Price were also NEOs for 2021.

(2)

For 2021, we subtracted $353,571 from the amounts previously reported under the “Unit Awards” column of the Summary Compensation Table to account for the difference in equity value from the grant date of February 19, 2021 and the lower equity value as of December 31, 2021. For 2022, we did not grant new awards for that calendar year, therefore there were no deductions needed, and $78,041 was added to the PEO and NEO Summary Compensation Table to account for the difference in the value of equity vested on February 19, 2022 vs. the value of those same awards as of December 31, 2021, plus the difference in the value of the remaining unvested units as of December 31, 2022 and the same units as of December 31, 2021. See the tables below for additional information on the amounts reported in the Summary Compensation Table during the 2021 and 2022 years.

(3)

The values disclosed in this TSR column (or with respect to our common units, our total unitholder return) represent the measurement period value of an investment of $100 in our units as of December 31, 2020, and then valued again on each of December 31, 2021 and December 31, 2022.

(4)

Due to the timing of this disclosure, net income has not been calculated and audited for the 2022 year. What is reflected in the table above is an annualized version of the Company’s net loss for the first nine months of 2022, calculated by dividing the Company’s net loss for the nine months ended September 30, 2022 by three then multiplying the quotient by four. When our net income for 2022 is finalized, we intend to file a Current Report on Form 8-K to publicly report our net income for the 2022 calendar year.

Narrative Disclosure to Pay Versus Performance Table

Compensation for the NEOs is set by cash generation of the business as measured by EBITDA, as well as specific metrics set by the Board of Directors based on liquidity and enhancing the overall credit profile of the Company. Given the capital intensity of the business, we do not use net income as a proxy for the overall performance of the Company and we do not base any element of our compensation on TSR.

The tables below provide additional information on the elements of compensation that are reflected in our Summary Compensation Table, and where we have (or have not) made adjustments to those elements to report compensation actually paid within this section.

PEO Summary Compensation Table (“SCT”) Total to Compensation Actually Paid Reconciliation:

Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation(1)	Summary Compensation Table Total	Deductions from SCT Total(2)	Additions to SCT Total(3)	Compensation Actually Paid to PEO
2022	$516,202	$600,000	$19,623	$1,135,825	$0	$78,041	$1,213,866
2021	$439,167	$489,167	$10,700	$1,839,034	$353,571	$0	$1,485,463

Average Non-PEO SCT Total to Compensation Actually Paid Reconciliation:

Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation(1)	Summary Compensation Total	Deductions from SCT Total(2)	Additions to SCT Total(3)	Average Compensation Actually paid to Non-PEO NEOs
2022	$412,962	$300,000	$17,998	$730,960	$0	$78,041	$809,021
2021	$355,833	$234,167	$10,700	$1,500,700	$353,571	$0	$1,147,129

(1)	This column reflects “All Other Compensation” reported in the SCT for each year shown.
(2)

This column reflects the aggregate grant date fair value of equity-based awards granted each year as reported in the Unit Awards column of the SCT for the applicable year, calculated in accordance with FASB ASC Topic 718. We do not sponsor or maintain any defined benefit pension plans and therefore, no deduction was made related to pension value.

(3)

This column reflects the value of equity-based awards calculated in accordance with Item 402(v) of Regulation S-K as required pursuant to SEC rules, described in more detail in the footnotes to the Pay versus Performance Table above.

As shown in the tables above, changes in the market price of our common units following the date of grant of an award can impact the level of compensation that is actually paid to our NEOs. To assist in understanding the changes to the equity awards reflected above, the following table reflects the value of one share of our common units as of each of the following dates. If that date reflects a non-business day, the value reported is the last trading date of the applicable calendar year:

	12/31/2022	12/31/2021	12/31/2020
Closing Market Price of our Common Units	$1.33	$1.19	$1.06

Indemnification Agreements

We anticipate entering into indemnification agreements with each of our current directors and officers, which will provide that we will indemnify them to the fullest extent permitted by our Third Amended and Restated Agreement of Limited Partnership, Bylaws, and applicable law. The indemnification agreement is also expected to provide that our directors and officers will be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required for determining entitlement to and obtaining indemnification and expense advancement. In addition, our charter documents provide that each of our directors and officers and any person serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall be indemnified to the fullest extent permitted by law in connection with any threatened, pending, or completed action, suit, or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of or in connection with his or her services to us or to another corporation, partnership, joint venture, trust, or other enterprise, at our request. We purchase and maintain insurance on behalf of any person who is a director or officer of the aforementioned corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as an officer or director, subject to the terms and conditions of that insurance.

Management and Compensation Committee Interlocks and Insider Participation

As previously discussed, our Board is not required to maintain, and does not maintain, a compensation committee. Please read “Item 13. Certain Relationships and Related Party Transactions, and Director Independence” below, for information about relationships among us, our former general partner, and TETRA.

ADOPTION OF THE THIRD AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

On December 19, 2022, the board of directors of our general partner unanimously approved the CSI Compressco LP Third Amended and Restated 2011 Long Term Incentive Plan (the “Amended LTIP”), which is an amendment and restatement of the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “LTIP”), subject to the approval of our unitholders. The Consenting Majority Unitholders approved the Amended LTIP on December 15, 2022. Under applicable securities regulations, the Amended LTIP may not become effective until at least 20 calendar days after the date this information statement was first sent or given to our unitholders. As such, the effective date of the Amended LTIP will be February 27, 2023. We intend to file a registration statement pursuant to the Securities Act, on Form S-8, to register the additional common units authorized to be granted under the Amended LTIP.

The LTIP is integral to our compensation strategy and the board of directors of our general partner believes that increasing the aggregate number of common units that may be delivered with respect to Awards (as defined below) under the LTIP will provide the flexibility that we need to keep pace with our competitors and to effectively attract and retain the caliber of employees, directors and consultants essential for our growth and profitability. Accordingly, the Amended LTIP (i) increases the number of common units available for delivery with respect to Awards under the LTIP so that, as of the effective date of the Amended LTIP, the total number of common units available for delivery with respect to Awards under the Amended LTIP will be an aggregate of 10,575,140 common units, (ii) revises defined terms to align with the updated structure of the partnership, (iii) adds increased flexibility to the authority of the Committee in administration of the Amended LTIP, (iv) increases the director compensation limitation and provides a carve-out for first-year awards to directors, (v) revises the conditions to delivery of units or other securities and payment by participation of consideration section, and (vi) incorporates certain other non-material, ministerial changes.

Description of the Amended LTIP

The description of the Amended LTIP set forth below is a summary of the material features of the Amended LTIP. This summary, however, does not purport to be a complete description of all the provisions of the Amended LTIP. The summary is qualified in its entirety by reference to the full text of the Amended LTIP, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

Background and Purpose

The board of directors of our general partner adopted the Amended LTIP to promote the interests of us and our general partner by providing incentive compensation awards that encourage superior performance. The Amended LTIP is also intended to enhance the ability of us, our general partner and affiliates of us or our general partner to attract and retain the services of individuals who are essential for our growth and profitability and to encourage those individuals to devote their best efforts to advancing our business. As of February 7, 2023, there are 1,880,842 common units subject to outstanding awards under the LTIP.

The Amended LTIP provides for potential grants of: (i) restricted units; (ii) phantom units; (iii) unit awards; (iv) other unit-based awards; (v) options; (vi) unit appreciation rights (“UARs”); (vii) cash awards; (viii) distribution equivalent rights (“DERs”) and (viii) substitute awards (referred to collectively herein with the other awards as the “Awards”).

Common Units Subject to the Amended LTIP

Subject to adjustment in the event of any distribution, recapitalization, split, merger, consolidation or similar corporate event, the number of units available for delivery pursuant to Awards under the Amended LTIP is equal to 10,575,140 common units (which includes common units (i) previously issued pursuant to the LTIP, (ii) subject to outstanding Awards under the LTIP and (iii) 575,140 common units that remain available for issuance under the LTIP). If an Award under the Amended LTIP is forfeited, settled for cash or expires without the actual delivery of common units, any common units subject to such Award will again be available for new Awards under the Amended LTIP. Common units delivered with respect to substitute Awards granted in assumption of, or in substitution for, Awards held by individuals who become eligible to receive Awards under the Amended LTIP as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with us or an affiliate of us do not reduce the common units available for delivery under the Amended LTIP.

Administration

The Amended LTIP will generally be administered by the board of directors of our general partner, a committee thereof, the board of directors of an affiliate of us or our general partner or a committee of such affiliate’s board of directors (as applicable, the “Committee”). The Committee has the full authority, subject to the terms of the Amended LTIP and applicable law, to establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Amended LTIP, to designate Participants under the Amended LTIP, to determine the number of common units or amount of cash to be covered by Awards, to determine the type or types of Awards to be granted to a Participant, to determine the terms and conditions of any Award, to modify, waive or adjust any term or condition of an Award that has been granted, to determine the treatment of an Award upon termination of employment or other service relationship, to interpret and administer the Amended LTIP and any instrument or agreement relating to an Award made under the Amended LTIP, and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Amended LTIP.

Eligibility

All employees, consultants and directors of us, our general partner and affiliates of us or our general partner that perform services for us are eligible to be selected to participate in the Amended LTIP. The selection of which eligible individuals will receive Awards is within the sole discretion of the Committee. Eligible individuals to whom an Award is granted under the Amended LTIP are referred to as “Participants.” As of February 7, 2023, approximately 800 employees, 5 non-employee directors and zero consultants were eligible to receive Awards under the LTIP.

Individual Limitations on Awards

A non-employee director may not receive, in any calendar year, Awards having an aggregate grant date fair value that exceeds $400,000; provided that such limitation does not apply to any Awards made to a non-employee director during a period in which such individual was an employee or a consultant. Term of the Amended LTIP.

The term of the Amended LTIP will expire on the earliest of (i) the date it is terminated by the board of directors of our general partner, (ii) the date all common units available under the Amended LTIP have been delivered pursuant to Awards or (iii) the tenth anniversary of the effective date of the Amended LTIP.

Awards under the Amended LTIP

Restricted Units and Phantom Units

A restricted unit is a common unit that is subject to forfeiture while it remains unvested. Upon vesting, the forfeiture restrictions lapse and the Participant holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the Participant to receive a common unit (or the cash equivalent of the fair market value of a common unit) upon the vesting of the phantom unit or on a deferred basis upon specified future dates or events. The Committee may make grants of restricted units and phantom units under the Amended LTIP that contain such terms, consistent with the Amended LTIP, as the Committee may determine are appropriate, including terms regarding the period over which restricted or phantom units will vest. The Committee may, in its discretion, base vesting on the Participant’s completion of a period of service, upon the achievement of specified performance criteria or on other factors as set forth in an Award agreement.

The Committee, in its discretion, may grant tandem unit distribution rights with respect to restricted units that provide that the distributions made by us with respect to the restricted units are subject to the same forfeiture and other restrictions as the restricted unit. If so restricted, such distributions may be paid directly to the Participant, held, without interest, until the associated restricted unit vests, be used to acquire additional restricted units, or be subject to such vesting or other terms as the Committee deems appropriate.

A phantom unit award may be granted with a tandem DER grant. At the Committee’s discretion, a tandem DER grant may be paid directly to the Participant, be reinvested into additional Awards, credited to a bookkeeping account subject to the same vesting restrictions as the underlying phantom unit, or be subject to such other provisions as the Committee deems appropriate.

Unit Awards

A unit award is an award of common units that are fully vested upon grant and are not subject to a restricted period or any other forfeiture provisions. Unit awards may be paid in addition to, or in lieu of, cash or other compensation that would otherwise be payable to a Participant.

Other Unit Based Awards; Cash Awards; DERs

The Amended LTIP also permits the grant of other unit-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based, or related to, common units. Other unit-based awards may be subject to vesting conditions based on the Participant’s continued service, the achievement of performance criteria or other measures, and other unit-based awards may be paid in cash, in common units, or some combination thereof, as determined by the Committee. Additionally, the Amended LTIP permits cash awards, as an element of or supplement to, or independent of any other Award under the plan.

Options and UARs

Options represent the right to purchase a number of common units at a specified exercise price. UARs represent the right to receive the appreciation in the value of a number of common units as of the exercise date over a specified exercise price. The Committee shall determine the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made which may include, without limitation, cash, check acceptable to the Committee, a “cashless-broker” exercise, withholding common units or any combination thereof. Options and UARs may be granted to such eligible individuals and with such terms as the Committee may determine, consistent with the terms of the Amended LTIP; however, options and UARs (other than those granted as substitute awards) must have exercise prices that are no less than the fair market value of their underlying common units as of the date of grant. Vesting provisions applicable to options and UARs will be determined at the Committee’s discretion and set forth in an applicable Award agreement.

Options and UARs may be granted with tandem DER grants. At the Committee’s discretion, a tandem DER grant may be paid directly to the Participant, be reinvested into additional Awards, credited to a bookkeeping account subject to the same vesting restrictions as the underlying option or UAR, or be subject to such other provisions as the Committee deems appropriate.

Substitute Awards

Substitute awards may be granted under the Amended LTIP in substitution for similar awards held by individuals who become employees, consultants and directors of us, our general partner or an affiliate of us or our general partner as a result of a merger, consolidation or acquisition by us or any of our affiliates of another entity or the assets of another entity.

Miscellaneous

Amendment

Our general partner’s board of directors or the Committee may amend, alter, suspend, discontinue, or terminate the Amended LTIP at any time; provided, however, that unitholder approval will be obtained for any amendment to the Amended LTIP to the extent necessary to comply with any applicable law, regulation or securities exchange rule. The Committee may also waive any conditions or rights under, amend any terms of or alter any outstanding Award made under the Amended LTIP, provided that such change does not materially reduce the rights or benefits of the Participant without the consent of the affected Participant.

Anti-Dilution Adjustments

Upon the occurrence of any recapitalization, reorganization, merger, subdivision, consolidation, combination, exchange or other relevant changes in capitalization without a change of control, (a) the number and type of units covered by any outstanding award shall be adjusted to reflect such event and (b) the number and type of units with respect to which future Awards may be granted under the Amended LTIP shall be adjusted to reflect such event.

Change of Control

Upon a change of control (as defined in the Amended LTIP) of us, The Committee may, in its sole discretion, effect one or more of the following alternatives: (i) remove any applicable forfeiture restrictions, (ii) accelerate the time of exercisability or the lapse of any restricted period, (iii) require the mandatory surrender of outstanding Awards in exchange for cash payment to the holder, or (iv) make such adjustments, if any, to the Awards that the Committee deems appropriate to reflect the change of control, which could include substitution of Awards for new Awards.

Repricing

Repricing of options and UARs, directly or indirectly, is prohibited under the Amended LTIP without approval of our unitholders, except in the case of adjustments implemented to reflect certain transactions or if such a repricing would increase the exercise price of an outstanding option or UAR.

Clawback

The Amended LTIP provides that Awards under the Amended LTIP will be subject to any applicable clawback policy adopted by us, which may require the forfeiture, repurchase or recoupment of Awards and amounts paid or payable in connection with Awards.

Tax Withholding

We, our general partner or an affiliate of us or our general partner is authorized to deduct or withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, common units or other property) of any applicable taxes payable with respect to the grant of an Award, its exercise, the lapse of restrictions applicable to an Award or in connection with any payment relating to an Award or the transfer of an Award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an Award.

General Release

Participants to whom an Award is granted under the Amended LTIP may be required to agree in writing, as a condition to receiving a grant of an Award, to subject an Award that is exercised or settled following such Participant’s termination of employment or service with us to a general release of claims and/or a restricted covenant agreement with the terms and conditions to be determined in good faith by the Committee.

U.S. Federal Income Tax Consequences of the Amended LTIP

The following discussion is for general information purposes only and is intended to summarize briefly the U.S. federal income tax consequences to Participants arising from participation in the Amended LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the Amended LTIP may vary depending on the particular circumstances and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”), phantom units, and certain other Awards that may be granted pursuant to the Amended LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.

Phantom Units, Restricted Units and Other Awards

A Participant will not have taxable income at the time of the grant of a phantom unit award, but rather, will generally recognize ordinary compensation income at the time such Participant receives common units or a cash payment in settlement of the phantom unit award in an amount equal to the fair market value of the common units received or the amount of the cash payment, as applicable. In addition, the Participant will be subject to ordinary income tax upon the payment of a DER. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received over the amount, if any, paid for such units; provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the Participant will recognize ordinary compensation income in an amount equal to such excess based on the fair market value of the common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) or (ii) when the common units are received, in cases where a Participant makes a valid election under Section 83(b). If a Section 83(b) election is made and the common units are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited units.

A Participant who is an employee will generally be subject to withholding for federal, state and local, income taxes at the time such Participant recognizes income under the rules described above with respect to common units or cash received. Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an Award under the Amended LTIP. Distributions that are received by a Participant prior to the time that the common units underlying an Award are subject to tax as described above are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph plus the amount, if any, paid for the common units, and the Participant’s capital gains holding period in those common units will commence on the later of the date the common units are received or the restrictions lapse; however, if a valid Section 83(b) election is made with respect to restricted units, then the holding period of such units will begin on the date of receipt of the units.

Options; Unit Appreciation Rights

Participants will not realize taxable income upon the grant of an option or UAR. Upon the exercise or, if later, the settlement of an option or UAR, a Participant will recognize ordinary compensation income (subject to applicable withholding) in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any common units received pursuant to the exercise of a UAR, or pursuant to the cash exercise of an option, that equals the fair market value of the common units on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

When a Participant sells the common units acquired as a result of the exercise of an option or UAR, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

The Amended LTIP allows the Committee to permit the transfer of Awards in limited circumstances. The Internal Revenue Service (the “IRS”) has not provided formal guidance on, nor specifically addressed, the income tax consequences of a transfer of options (other than in the context of divorce pursuant to a domestic relations order). However, the IRS has informally indicated that after a transfer of stock options (other than to a former spouse pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock option. If stock options are transferred to a former spouse pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time. Options granted under the Amended LTIP that are transferred will likely be subject to the same tax treatment. The transfer of an option may result in gift tax consequences to a Participant.

Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

New Plan Benefits Under the Amended LTIP

The Awards, if any, that will be made to eligible persons under the Amended LTIP are subject to the discretion of the Committee; therefore, we cannot currently determine the benefits or the number of common units subject to Awards that may be granted in the future to our executive officers, employees and consultants or to members of the board of directors of our general partner under the Amended LTIP. Furthermore, because all Awards under the Amended LTIP are discretionary, it is not possible to determine which Awards would have been granted during the prior fiscal year had the Amended LTIP been in effect at that time. Therefore, the New Plan Benefits Table is not provided.

Previously Awarded Options, Warrants or Rights

The following table sets forth, for the Named Executive Officers and certain other groups, all common units underlying outstanding phantom unit awards previously awarded under the LTIP as of December 31, 2022. No associate of any of the directors or named executive officers set forth below holds or has held (i) options to purchase our common units or (ii) rights to receive our common units.

Name and Principal Position	Number of Common Units Underlying Phantom Unit Awards (1)
John E. Jackson	306,123
Chief Executive Officer, Director
Jonathan W. Byers	306,123
Chief Financial Officer, Director
Robert W. Price	306,123
Chief Operations Officer

All executives as a group	1,182,584
Non-executive director group (2)	172,660
Non-executive officer employee group	457,937

Total	1,813,181

(1)	This column includes outstanding phantom unit awards and performance phantom unit awards. Performance phantom unit awards are reported assuming achievement of the target performance objective.
(2)	The non-executive director group includes all members of the board of directors of our general partner who are not also executive officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022, regarding compensation plans (including individual compensation arrangements) under which our common units are authorized for issuance.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants or Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)		(c)
Equity compensation plans approved by security holders (1)	1,880,842	$—	(2)	575,140
Equity compensation plans not approved by security holders	—	$—		—

Total	1,880,842	$—		575,140

(1)	Consisted of the Second Amended and Restated 2011 Long Term Incentive Plan as of December 31, 2022.
(2)

Represents phantom unit awards and performance phantom unit awards outstanding under the Second Amended and Restated 2011 Long Term Incentive Plan as of December 31, 2022. These phantom unit awards and performance phantom unit awards do not have an exercise price.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE AMENDED LTIP

The officers and employees of our general partner, its affiliates and our subsidiaries and the members of our board of directors will be eligible to receive awards under the Amended LTIP. In addition, the Amended LTIP provides for indemnification of the Committee to the fullest extent permitted by law, with respect to determinations made in connection with the Amended LTIP. Accordingly, the members of our general partner’s board of directors and the executive officers of our general partner have a substantial interest in the approval of the Amended LTIP.

VOTING PROCEDURES

Pursuant to Delaware corporate law, the affirmative vote or consent of the holders of a majority of our outstanding common units is sufficient to adopt the Amended LTIP, which vote was obtained through the written consent of the Consenting Majority Unitholders as the record owners of a majority of the issued and outstanding common units. Accordingly, no other votes are necessary to adopt the Amended LTIP and your approval is neither required nor requested.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are required to file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.csicompressco.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC.

DELIVERY OF DOCUMENTS TO UNITHOLDERS SHARING AN ADDRESS

Unitholders who share a single address will receive only one information statement at that address unless we have received instructions to the contrary from any unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a unitholder of record residing at such an address wishes to receive a separate copy of this information statement, he or she may contact us at (281) 364-2279, attention Investor Relations, or write to Investor Relations, CSI Compressco LP, 1735 Hughes Landing Blvd., Suite 200, The Woodlands, Texas 77380. We will deliver separate copies of this information statement promptly upon written or oral request. If you are a unitholder of record receiving multiple copies of our information statement, you can request householding by contacting us in the same manner. If you own your units through a bank, broker or other unitholder of record, you can request additional copies of this information statement or request householding by contacting the unitholder of record.

ANNEX A

CSI COMPRESSCO LP THIRD AMENDED AND RESTATED 2011 LONG TERM INCENTIVE PLAN

[See attached.]

CSI COMPRESSCO LP

THIRD AMENDED AND RESTATED 2011 LONG TERM INCENTIVE PLAN

Purpose of the Plan.

The CSI Compressco LP Third Amended and Restated 2011 Long Term Incentive Plan (the “Plan”) amends and restates the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “Original Plan”). The Plan has been adopted by CSI Compressco GP LLC (the “Company”), the general partner of CSI Compressco LP, a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Company and the Partnership by providing to Employees, Consultants and Directors incentive compensation awards to encourage superior performance. The Plan is also contemplated to enhance the ability of the Company, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company, the Partnership and their Affiliates and to encourage them to devote their best efforts to advancing the business of the Company, the Partnership and their Affiliates.

Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the Nonqualified Deferred Compensation Rules, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from the Nonqualified Deferred Compensation Rules pursuant to an applicable exemption.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation—Stock Compensation, as amended or any successor accounting standard.

“Award” means a Restricted Unit, a Phantom Unit, a Unit Award, Option, Unit Appreciation Right, an Other Unit-Based Award, Distribution Equivalent Right, Cash Award or a Substitute Award granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash granted under Section 6(g).

“Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events:

any transaction or series of transactions that results in any Person or group of Persons other than the Company (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or an Affiliate of the Company acquiring an ownership interest, directly or indirectly, in 50% or more of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof);

the limited partners of the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the Partnership and such plan is consummated;

the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than (a) the Company or an Affiliate of the Company or (b) pursuant to a spin-off or similar transaction, directly or indirectly, of such assets to the Partnership’s unitholders;

a transaction resulting in a Person other than the Company (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or an Affiliate thereof being the general partner of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof); or

any other event specified as a “Change of Control” in an applicable Award Agreement.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any portion of a 409A Award, the transaction or event described in clauses (i), (ii), (iii), (iv) or (v) above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by the Nonqualified Deferred Compensation Rules.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board or such committee as may be appointed by the Board to administer the Plan, which may be any compensation committee of the Board, any board of directors or a committee thereof of any Affiliate of the Company or the Partnership, or such other committee as may be appointed by the Board.

“Consultant” means an individual, other than a Director or Employee, who renders consulting or advisory services to the Company, the Partnership or any of their respective Affiliates.

“Director” means a member of the Board who is not an Employee or a Consultant.

“Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit or a Unit Award), to receive with respect to each Unit subject to an Award an amount in cash, Units, Restricted Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Effective Date” means February 27, 2023.

“Employee” means an employee of the Company, the Partnership or an Affiliate of either the Company or the Partnership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

“Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the most recent date on which Units were publicly traded preceding such date as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market on such relevant date, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of the Nonqualified Deferred Compensation Rules.

“Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

“Option” means an option to purchase Units granted pursuant to Section 6(d).

“Other Unit-Based Award” means an Award granted pursuant to Section 6(c).

“Parent” means Spartan Energy Partners LP, a Delaware limited partnership and parent of the Company.

“Participant” means an Employee, Consultant or Director granted an Award under the Plan that remains outstanding.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Phantom Unit” means a notional Unit granted pursuant to Section 6(a) that upon vesting entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.

“Qualified Member” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3(b)(3).

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be. As the context requires, the word “vest” and its derivatives refer to the lapse of some or all, as the case may be, of the restrictions imposed on an Award during such Restricted Period.

“Restricted Unit” means a Unit granted pursuant to Section 6(a) that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Substitute Award” means an award granted pursuant to Section 6(h).

“Unit” means a common unit of the Partnership.

“Unit Appreciation Right” means a contingent right granted pursuant to Section 6(e) that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

“Unit Distribution Right” or “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

Administration.

(1)    Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the then-current Chief Executive Officer of the Parent, subject to such limitations on such delegated powers and duties as the Committee may impose, if any, and provided that the Committee may not delegate its duties where such delegation would violate state corporate or partnership law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act. Upon any such delegation all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer of the Parent. Any such delegation shall not limit the ability of the Chief Executive Officer of the Parent to receive Awards under the Plan; provided, however, the Chief Executive Officer of the Parent may not grant Awards to himself, a Director or any executive officer of the Company or its Affiliate, including the Parent, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer or a Director. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units or amount of cash to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals); (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) modify, waive or adjust any term or condition of an Award that has been granted; (ix) determine the treatment of an Award upon termination of employment or other service relationship; (x) interpret and administer the Plan and any Award Agreement; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate, but in no event shall an action of the Committee materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any of their respective Affiliates, any Participant, and any beneficiary of any Award.

(2)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or employee of the Company, the Partnership or any of their respective Affiliates, the Company’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company, the Partnership or any of their respective Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(3)    Exemptions from Section 16(b) Liability. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Employee, Consultant or Director who is then subject to Section 16 of the Exchange Act in respect of the Partnership where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the

Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Employee, Consultant or Director who is then subject to Section 16 of the Exchange Act in respect of the Partnership. It is the intent of the Company that the grant of any Awards to, or other transaction by, an Employee, Consultant or Director who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

Units.

(1)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c) and Section 7, the aggregate number of Units that may be delivered with respect to Awards under the Plan will not exceed 10,575,140 Units (which number includes all Units previously approved for issuance pursuant to awards or made subject to awards under the CSI Compressco LP 2011 Long-Term Incentive Plan, or the Original Plan). Units withheld from an Award or surrendered by a Participant for purposes of tax withholding obligations with respect to such Award or pay the exercise price of such Award (including the withholding of Units, where applicable) shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose unless and until the Restricted Period for such Restricted Units lapses), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(2)    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of newly issued Units, Units acquired in the open market, Units acquired from the Company, any Affiliate of the Company or the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(3)    Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. Upon the occurrence of any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

(4)    Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company or the Partnership of Units for cash, property, labor or services, upon direct sale, or upon the conversion of Units or obligations of the Company or the Partnership convertible into such Units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.

(5)    Units Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the Units authorized for issuance under the Plan or the limitations on grants to Directors under Section 5(b), nor shall Units subject to such Substitute Awards be added to the Units available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated). Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has units or shares available under a pre-existing plan approved by equityholders and not adopted in contemplation of such acquisition or combination, the units or shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the equityholders of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the Units authorized for issuance under the Plan (and Units subject to such Awards shall not be added to the Units available for issuance under the Plan as provided above); provided, that Awards using such available Units shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not Directors or Consultants of) the Company or any of its subsidiaries immediately prior to such acquisition or combination.

Eligibility; Award Limitations for Directors.

(1)    Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan. Notwithstanding the foregoing, Employees, Consultants and Directors that provide services to Affiliates of the Partnership that are not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code shall not be eligible to receive Awards which are subject to the Nonqualified Deferred Compensation Rules until such Affiliate of the Partnership adopts the Plan as a participating employer in accordance with Section 10. Further, if the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only Employees, Consultants, and Directors of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.

(2)    Award Limitations for Directors. In each calendar year during any part of which the Plan is in effect, a Director may not be granted Awards having an aggregate value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $400,000; provided, that, the limits set forth in this Section 5(b) shall be without regard to grants of Awards, if any, made to a Director during any period in which such individual was an Employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a Director.

Awards.

(1)    Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to the Phantom Units.

(a)    UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, with or without interest or other earnings credit (as determined by the Committee), until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(b)    Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with or services to the Company, the Partnership and their respective Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination unless the Committee, in its discretion, waives in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units, at which time the Award would become vested to the extent the Committee provides; provided, however, that the waiver contemplated under this Section 6(a)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy the Nonqualified Deferred Compensation Rules to fail to satisfy such rules.

(c)    Lapse of Restrictions.

(i)    Phantom Units. Except as otherwise set forth in an Award Agreement, during the 10-day period immediately following vesting of each Phantom Unit, subject to Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive from the Company either one Unit or an amount in cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

(ii)    Restricted Units. Except as otherwise set forth in an Award Agreement, upon the vesting of each Restricted Unit, subject to Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

(2)    Unit Awards. The Committee shall have the authority to grant Unit Awards under the Plan to any Employee, Consultant or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

(3)    Other Unit-Based Awards. The Committee shall have the authority, subject to limitations under applicable law, to grant to Employees, Consultants and Directors such other Award that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Units, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the Company or the Partnership. The Committee shall determine the terms and conditions of any such Other Unit-Based Award. Upon or as soon as reasonably practical following vesting, if applicable, an Other Unit-Based Award may be settled, as determined by the Committee in its sole discretion, in cash, Units (including Restricted Units) or any combination thereof as provided in the applicable Award Agreement.

(4)    Options. The Committee shall have the authority to grant Options that are intended to comply with Treasury Regulation Section 1.409A-l(b)(5)(i)(A) only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(d), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with the Nonqualified Deferred Compensation Rules to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the exercise price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(a)    Exercise Price. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the Nonqualified Deferred Compensation Rules shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the Nonqualified Deferred Compensation Rules shall be determined by the Committee at the time the Option is granted.

(b)    Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from an Award, a “cashless-broker” exercise through procedures approved by the Committee, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(c)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service with the Company, the Partnership and their respective Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(d)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy the Nonqualified Deferred Compensation Rules to fail to satisfy such rules.

(5)    Unit Appreciation Rights. The Committee shall have the authority to grant Unit Appreciation Rights that are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(e), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least

50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with the Nonqualified Deferred Compensation Rules to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(a)    Exercise Price. The exercise price per Unit under a Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right. For purposes of this Section 6(e)(i), the Fair Market Value of a Unit shall be determined as of the date of grant.

(b)    Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.

(c)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company, the Partnership and their respective Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights; provided that the waiver contemplated under this Section 6(e)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Unit Appreciation Rights that are designed to satisfy the Nonqualified Deferred Compensation Rules to fail to satisfy such rules.

(6)    DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(7)    Cash Awards. The Committee shall have the authority to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(8)    Substitute Awards. The Committee shall have the authority to grant Awards under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or its Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(h) or in Section 7, without the approval of the unitholders of the Partnership, the terms of outstanding Awards may not be amended to (i) reduce the exercise price of an outstanding Option or Unit Appreciation Right, (ii) grant a new Option, Unit Appreciation Right or other Award in substitution for, or upon the cancellation of, any previously granted Option or Unit Appreciation Right that has the effect of reducing the exercise price thereof, (iii) exchange any Option or Unit Appreciation Right for Units, cash or other consideration when the exercise price per Unit under such Option or Unit Appreciation Right exceeds the Fair Market Value of a Unit, or (iv) take any other action that would be considered a “repricing” of an Option or Unit Appreciation Right under the applicable listing standards of the national securities exchange on which the Units are listed (if any).

(9)    General.

(a)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any of its Affiliates. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Company or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, the Partnership or any of their respective Affiliates, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(b)    Limits on Transfer of Awards.

(i)    Except as provided in Section 6(i)(ii)(B), each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(ii)    Unless otherwise specifically provided by the Committee, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, other than by will or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any of their respective Affiliates.

(iii)    An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company, of a written request for such transfer and a certified copy of such order.

(c)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(d)    Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entries to make appropriate reference to such restrictions.

(e)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(f)    Restrictions on Awards. The right of a Participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to service or performance conditions as may be specified by the Committee. The Committee may use such individual or business criteria or other measures of performance as it may deem appropriate in establishing any such conditions, and it may exercise its discretion to reduce or increase the amounts payable under any Award subject to such conditions.

(g)    Conditions to Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Units that are acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Units are then listed. At the time of any exercise of an Option or Unit Appreciation Right, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or Unit Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the Units being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

Amendment; Termination; Subdivision or Consolidation; Recapitalization; Reorganization; Change in Control.

Except to the extent prohibited by applicable law:

(1)    Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(b), 7(c), or 7(d) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(2)    Recapitalizations. If the Company recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award and the Unit limitations provided in Section 4 shall be adjusted in a manner consistent with the recapitalization.

(3)    Award Adjustment. In the event of changes in the outstanding Units by reason of recapitalization, reorganizations, mergers, subdivisions, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of Units or other consideration subject to such Awards. In the event of any such change in the outstanding Units, the Unit limitations provided in Section 4 may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(4)    Change of Control. Upon a Change of Control the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date, before or after such Change of Control, specified by the Committee; (iii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash per unit equal to the amount calculated in Section 7(e) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Unit Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; or (iv) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution of Awards for new awards) provided such adjustment is consistent with this Section 7(d); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(5)    Change of Control Price. The Change of Control Price shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per unit price offered to Unit holders in any merger or consolidation, (ii) the per unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company or the Partnership, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per Unit offered to Unit holders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(e), the Fair Market Value per Unit of the Units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to unitholders of the Partnership in any transaction described in this Section 7(e) or Section 7(d) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

General Provisions.

(1)    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(2)    Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Partnership or any of their respective Affiliates, as applicable, the Company, the Partnership or any of their respective Affiliates is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, previously held Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary or appropriate in the opinion of the Company, the Partnership or any of their respective Affiliates to pay such taxes. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with Units through net settlement or previously owned Units shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned Units, the maximum number of Units that may be so withheld or surrendered shall be the number of Units that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

(3)    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any of their respective Affiliates, to continue providing consulting services or to remain as a Director, as applicable. Furthermore, the Company, the Partnership or any of their respective Affiliates may at any time dismiss a Participant from employment or service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(4)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

(5)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).

(6)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or any of its Affiliates to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(7)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its participating Affiliates and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any of its participating Affiliates pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any of its participating Affiliates.

(8)    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated with or without consideration.

(9)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(10)    Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company, the Partnership and their respective Affiliates shall be relieved of any further liability for payment of such amounts.

(11)    Allocation of Costs. Nothing herein shall be deemed to override, amend or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the Company, the Partnership and any of their respective Affiliates regarding the sharing of costs between those entities.

(12)    Participation by Affiliates. In making Awards to Employees employed by an entity other than the Company, the Committee shall be acting on behalf of the Company’s Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Company’s Affiliate, and, if made to the Company, shall be received by the Company as agent for the Company’s Affiliate.

(13)    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(14)    Section 409A. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 8(n) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Units underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(15)    Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s or the Partnership’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(16)    Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

Term of the Plan.

(1)    The Plan shall be effective on Effective Date. Except as provided in the following sentence, the Plan as set forth herein shall supersede and replace in its entirety the Original Plan. Notwithstanding any provisions herein to the contrary, each Award granted under the Original Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such Award under the Original Plan as in effect immediately prior to the Effective Date, except that any such Award that is an Option or Unit Appreciation Right shall also be subject to the provisions of Section 6(h) as set forth herein. The Plan shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Adoption by Affiliates.

With the consent of the Committee, any Affiliate of the Company or the Partnership that is not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code may adopt the Plan for the benefit of its Employees, Consultants or Directors by written instrument delivered to the Committee before the grant to such Affiliate’s Employees, Consultants or Directors under the Plan of any 409A Award.